EXHIBIT 99.1
Hasbro Announces Plan to Grow Profit 50% Over Next Three Years
Introduces Blueprint 2.0 Focused on Games Leadership, Licensing & Digital Growth
Company Expects Record Operating Profit in 2023 from Historically Strong Entertainment Portfolio & New Operational Efficiency Initiative
Pawtucket, R.I., October 4, 2022 – Hasbro, Inc. (NASDAQ: HAS), a global branded entertainment leader, today hosted its first investor day under the leadership of new Chief Executive Officer Chris Cocks. Senior leaders from across the business unveiled Hasbro’s new go-forward plan, the result of a nine-month strategic review that focused on creating near-term, meaningful change that is expected to deliver positive financial impact as early as the fourth quarter of this year. Through this review process, the Company sought to identify opportunities to focus and scale the business, enhance operational excellence and drive accelerated growth and profit.
Guided by a new Blueprint with the consumer as its north star, the Company will focus investment on its most valuable franchises across toys, games, entertainment and licensing. The Company is implementing an Operational Excellence program designed to deliver $250-$300 million in run rate cost savings over the next three years, with $150 million expected in run rate savings by year end 2023.
“Hasbro has many strengths: amazing brands that span generations, a gaming portfolio second to none, a history of play and entertainment innovation led by some of the best teams in the business, and unwavering corporate citizenship,” said Chris Cocks, Chief Executive Officer, Hasbro. “Building on these strengths, today we announced a new day for Hasbro with the introduction of Blueprint 2.0. This strategic approach is core to how we’ll continue to bring our strong brands to life for consumers of all ages, and how we’ll manage the business to monetize our intellectual property, drive investments, deliver profitable growth and create shareholder value.”
Investor Day Highlights
Making Strategic Investments to Fuel the Blueprint
•Direct to consumer and digital will be a major investment focus for the Company. The Company’s direct platform, anchored by Hasbro Pulse and D&D Beyond, is poised to become a $1 billion digital and ecommerce direct business with over 50 million accounts by 2027, up from 20 million today, and will host new exclusives including the recently launched Hasbro Selfie Series, Has-Lab crowdfunded products, the return of the iconic sports collectible, Starting Lineup, and the relaunch of Avalon Hill’s HeroScape gaming system.
•Licensing is set for a major expansion with new and recent partnerships announced with Basic Fun on Littlest Pet Shop and Lego on TRANSFORMERS, and an expanded portfolio of content across Hasbro’s beloved 100-year IP vault.

•Entertainment investments are set to more than double for Hasbro IP across the Company’s iconic portfolio of leading Toy and Game brands. The Company announced PEPPA PIG, DUNGEONS & DRAGONS, MAGIC: THE GATHERING, TRANSFORMERS, PLAY-DOH, NERF, and iconic gaming brands like MONOPOLY and CLUE as key focus brands.
•The Company is investing in a Brand Insights Platform to enable data-based decisions, deliver superior consumer insights and speed innovation. The platform combines all new technology capabilities, a significant upgrading of its data and analytics team and a network of digital, direct, experiential and partner-based data feeds. This is a multi-year, $100+ million investment that will serve as a major competitive differentiator and empower the Company to create the toys, games and experiences fans want.
Unlocking Brand Value to Drive Innovation and Growth
•The Company announced that MAGIC: THE GATHERING, which is on track to become its first billion-dollar brand, has exciting new collaborations with Final Fantasy and Assassin’s Creed and a new blockbuster 30th Anniversary Edition collectible series, inspired by Limited Edition Beta, that lets fans experience cards like the iconic Black Lotus for the first time since 1993, the year the brand launched.
•DUNGEONS & DRAGONS will be a major growth priority with a blockbuster feature film, D&D: Honor Among Thieves, a new AAA videogame, Baldur’s Gate III, and a host of new collectibles, toys and games paired with the movie event in 2023.
•The Company’s Action Figure portfolio is on pace for a banner year in 2023 behind six blockbuster theatrical releases including Marvel Studios’ Ant Man and the Wasp: Quantumania, Marvel Studios' Guardians of the Galaxy: Vol 3, Sony’s Spider-Man: Across the Spider-Verse and Lucasfilm’s Indiana Jones.
•The Company expanded on its major new entertainment lineup for TRANSFORMERS, including a new animated kids show, Transformers: EarthSpark, a new blockbuster film coming in June 2023, Transformers: Rise of the Beasts, and an upcoming CGI feature film in summer 2024.
•PEPPA PIG, PLAY-DOH and key collaborations including Marvel’s Spidey and His Amazing Friends and Lucasfilm’s Star Wars: Young Jedi Adventures will anchor planned preschool growth — a $1 billion plus combined growth opportunity.
•Expanding the NERF franchise into new categories, the Company also unveiled a first-of-its-kind sports league, NERFBALL, with the first NERFBALL tournament coming in summer 2023.
Capital Allocation Priorities
The Company reviewed its plans to invest in key growth areas to support profitable growth, including in gaming, direct, Hasbro IP content, global insights, talent, supply chain and strategic M&A. Hasbro also plans to continue to de-lever its balance sheet and maintain an investment grade rating. The Company remains on track to return to its 2.0 to 2.5X gross debt to EBITDA target in 2023. Finally, the Company expects to return excess cash to shareholders through its long-standing dividend and a future share repurchase program.
Financial Outlook
During today’s event, Hasbro provided an overview of its long-term outlook with the following 2027 Financial Targets:
•Mid-single digit revenue CAGR that sets the Company up to achieve $8.5B or greater in revenue
•Operating profit growth of 50% over the next three years, with plans to further expand operating profit margin to 20% by 2027
•Operating cash flow of $1B+ annually, accelerating over the period
•An operational excellence program of $250-$300M run rate cost savings by 2025

The Company updated its 2022 guidance to include:
•Revenue flat to slightly down in constant currency
•16% adjusted operating profit margin, excluding restructuring costs and other non-GAAP items (1)
•Expect Q3 revenue decline of approximately 15% as reported, and approximately 12% at constant currency with operating profit impacted more significantly due to the mix of revenue being different than last year
(1)The Company is not able to reconcile its forward-looking non-GAAP adjusted operating profit margin measures because the Company cannot predict with certainty the timing and amounts of discrete items such as restructuring and non-cash charges associated with its cost-savings program, which could impact GAAP results.
Disclosures
Today Hasbro also announced an update to brand category reporting beginning in Q1 2023, which will include revenue and operating profit. Highlights include:
•Refreshed list of Franchise Brands to meet updated priorities for profitable growth: MAGIC: THE GATHERING, DUNGEONS & DRAGONS, Hasbro Gaming, NERF, PLAY-DOH, PEPPA PIG and TRANSFORMERS.
•Partner Brands remain as reported previously, reflecting the long-term and deep partnerships with amazing IP owners, including The Walt Disney Company for Marvel, Star Wars and beginning next year Indiana Jones.
•Portfolio Brands include all remaining brands.
As Hasbro continues to invest and grow its over $2 billion dollar gaming business, the Company intends to continue to disclose revenue for the full gaming portfolio and will add operating profit. The Company also intends to begin reporting revenue associated with any brand that is $1 billion or greater, beginning with MAGIC: THE GATHERING, which is on track to become its first $1 billion brand.
Webcast and Replay
The event was webcast live and is available for replay on Hasbro’s Investor Relations page at https://investor.hasbro.com. Supporting materials for the event, including a reconciliation of GAAP to Non-GAAP financial measures, are also available on the website, in addition to full prepared remarks from Hasbro Chief Executive Officer Chris Cocks, Chief Operating Officer Eric Nyman and Chief Financial Officer Deb Thomas.
About Hasbro
Hasbro is a global branded entertainment leader whose mission is to entertain and connect generations of fans through the wonder of storytelling and exhilaration of play. Hasbro delivers engaging brand experiences for global audiences through gaming, consumer products and entertainment, with a portfolio of iconic brands including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, Hasbro Gaming, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands.
Hasbro is guided by our Purpose to create joy and community for all people around the world, one game, one toy, one story at a time. For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, one of the World’s Most Ethical Companies by Ethisphere Institute and one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50. For more information, visit www.corporate.hasbro.com.

Safe Harbor for Forward-Looking Statements
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our business strategies and plans for growth; anticipated profit growth and cost savings; expectations relating to products, gaming and entertainment to be developed and delivered in the near term; expectations relating to the Company’s direct to consumer platform, licensing activities, and other anticipated transactions and any benefits resulting therefrom; capital allocation priorities, including debt to EBITDA targets, dividends and share buybacks; and anticipated financial performance for 2022 and financial targets for 2027. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:
•our ability to successfully execute on our blueprint 2.0 strategy, including to focus on and scale select business initiatives and brands to drive profitability;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•our ability to successfully compete in the global play and entertainment industry, including with manufacturers, marketers, and sellers of toys and games, digital gaming products and digital media, as well as with film studios, television production companies and independent distributors and content producers;
•our ability to successfully evolve and transform our business and capabilities to successfully address the global consumer landscape and retail environment;
•inflation and downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our retail customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•our dependence on third party relationships, including with third party manufacturers, licensors of brands, studios, content producers and entertainment distribution channels;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•our ability to successfully develop and continue to execute plans to mitigate the negative impact of the coronavirus on our business;
•risks related to other economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, rising interest rates, higher commodity prices, labor costs or transportation costs, or outbreaks of disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•risks associated with international operations, such as currency conversion, currency fluctuations, the imposition of tariffs, quotas, shipping delays or difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•risks related to our leadership changes;
•our ability to attract and retain talented and diverse employees;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue enhancing initiatives;
•risks relating to the impairment and/or write-offs of products and content we acquire and produce;

•risks relating to investments, acquisitions and dispositions, including the ability to realize the anticipated benefits of acquired assets or businesses;
•fluctuations in our business due to seasonality;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and
•other risks and uncertainties as may be detailed from time to time in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.
The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this release.
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Investors: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Media: Carrie Ratner | Hasbro, Inc. | (401) 556-2720 | carrie.ratner@hasbro.com